Exhibit 99.4

UNIT PURCHASE MEMORANDUM OF UNDERSTANDING

This Unit Purchase Memorandum of Understanding, dated as of November 21, 2012 (this “MOU”), is by and between           ***           (“Seller”) and Z Capital Partners, L.L.C. (“Buyer”).

WHEREAS, Seller is a party to that certain Operating Agreement (the “Operating Agreement”) of Affinity Gaming, LLC (the “Company”), dated as of December 31, 2010, by and among the members from time to time party thereto; and

WHEREAS, Seller wishes to sell to Buyer in two tranches, and Buyer wishes to purchase from Seller in two tranches, a total of up to 844,940 Common Units (as defined in the Operating Agreement) (the “Common Units”) of the Company and the Interest (as such term is defined in the Operating Agreement) related thereto (such Common Units and related Interest shall be referred to herein collectively as the “Transferred Interest”) on the terms and conditions set forth herein;

NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.                                      PURCHASE AND SALE OF THE INTERESTS

(a)                                 Purchase and Sale of the Interests.  Upon the terms and subject to the conditions set forth in this MOU and such other and further documentation as is necessary to effectuate the transactions set forth in this MOU, and further subject to the receipt of all necessary approvals, including regulatory approvals and approval by the Company on the Closing Dates (as defined below), (i) Seller shall sell, transfer, assign and convey the Transferred Interest to Buyer, free and clear of any Liens and, in consideration thereof and (ii) Buyer shall pay to Seller the aggregate amounts set forth as payment in full for the Transferred Interest, in immediately available funds pursuant to the Seller’s wire transfer instructions.  As used herein, the “Closing Date” means the date upon which the conditions of closing set forth in Section 4 hereof have been satisfied or waived.

(b)                                 Tranche One.  Seller agrees to sell to Buyer and Buyer agrees to buy from Seller, at any time prior to the close of business on January 31, 2013, 10,000 Units at a price of $*** per Common Unit, for an aggregate amount of $***.

(c)                                  Tranche Two.  Seller agrees to sell to Buyer and Buyer agrees to buy from Seller, at any time prior to close of business on January 31, 2013, 834,940 Units at a price of $*** per Unit, for an aggregate amount of $***.                      ***                      .                      ***                .

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.                                      REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

(a)                                 Organization.  Seller is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)                                 Authority and Enforceability.  Seller has all necessary power and authority to execute, deliver, and perform its obligations under this MOU and each of the other documents to be executed or delivered in connection with this MOU (the “Transaction Documents”) and to consummate the transactions contemplated hereby and thereby.  This MOU and the Transaction Documents have been duly executed and delivered by Seller and, assuming due execution and delivery by Buyer, constitute legally valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles.

(c)                                  No Violation.  Assuming the truth and accuracy of the representations and warranties of Buyer hereunder, the execution and delivery of this MOU and the Transaction Documents by Seller, and the performance by Seller of its obligations hereunder and thereunder, will not (i) result in a breach or violation of any provision of Seller’s organizational documents, (ii) violate or breach any statute, law, writ, order, rule or regulation of any government, governmental agency, authority, court or other tribunal (collectively, “Governmental Authority”) applicable to Seller, (iii) breach or result in default of any judgment, injunction, decree or determination of any Governmental Authority applicable to Seller or (iv) breach or violate any material agreement to which Seller is a party or by which Seller or any of its properties may be bound.

(d)                                 Title to Common Units.  Seller has good and valid title to the Common Units, is the sole record, legal and beneficial owner of the Common Units, and has the full right to transfer the Common Units.  The Common Units are owned by Seller free and clear of any lien, pledge, security interest, charge, hypothecation, security agreement, security arrangement, option, purchase agreement, redemption agreement, call or right to subscribe relating to the Transferred Interest, or encumbrance or other adverse claim against title of any kind, except as set forth in the Operating Agreement (collectively, “Liens”).  Upon delivery of the Common Units to Buyer on the Closing Date against payment therefor as contemplated hereby, Seller will transfer to Buyer good and valid title to the Common Units free and clear of any and all Liens.

(e)                                  Consents and Approvals.  Except as set forth in the Operating Agreement, neither the execution and delivery by Seller of this MOU, nor the performance by Seller of its obligations under this MOU requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any Governmental Authority or any other person or entity, except such as have been obtained, made or given or are otherwise set forth in this MOU.  Assuming the truth and accuracy of the representations and warranties of Buyer hereunder, Seller has no reason to believe that the consent of any Gaming Authorities (as defined in the Operating Agreement) is required for the transaction contemplated hereunder.

(f)                                   No Public Sale or Distribution.  Assuming the truth and accuracy of the representations and warranties made by Buyer in Sections 3(e) and 3(f), neither Seller nor, to Seller’s knowledge, anyone acting on its behalf, has taken any action which could subject the sale of the Transferred Interest to Section 5 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and the sale of the Transferred Interest hereunder does not require registration under the Securities Act or any other applicable securities laws.  Seller has not offered to sell, or solicited any offers to buy, all or any portion of the Interests in violation of the Securities Act or any other applicable securities laws.  The Transferred Interest was not offered or sold to the Buyer by any form of general solicitation or general advertising.  The Transferred Interest was acquired by the Seller without a view to any public resale or other distribution thereof in violation of the Securities Act or any other applicable securities laws.  Seller is not an “affiliate” (as such term is defined in Rule 144 under the Securities Act) of the Company.  Seller is an “accredited investor” as defined in Rule 501 under the Securities Act.

(g)                                  Non-reliance.  Seller (i) is a sophisticated investor and has such knowledge and experience in financial and business matters as to be capable of evaluating independently the merits, risks and suitability of entering into this MOU and the transactions contemplated hereby, (ii) has conducted its own analysis and due diligence and independently obtained such information as it deems necessary in order to make an informed investment decision with respect to the Transferred Interest, (iii) is able to bear the risks attendant to the transactions contemplated hereby, and (iv) is dealing with the Buyer on a professional arm’s-length basis and neither the Buyer nor any of its affiliates is acting as a fiduciary or advisor to the Seller with respect to this MOU and any of the transactions contemplated hereby.

(h)                                 ERISA.  Either (i) no interest in the Transferred Interest is being sold by or on behalf of the following (collectively, a “Benefit Plan”): (A) an “employee benefit plan” (as defined in the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it (“ERISA”)) that is subject to Title I of ERISA; (B) a “plan” as defined in Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it; or (C) any entity whose assets include (for purposes of U.S. Department of Labor Regulations Section 2510.3-101 or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan” or (ii) the transaction contemplated by this MOU is exempt from the requirements of ERISA.

(i)                                     No Broker.  There is no investment banker, broker, finder, or other intermediary retained by or authorized to act on behalf of Seller who might be entitled to any fee or commission from Purchaser or any of its affiliates upon consummation of the transactions contemplated hereby.

(j)                                    No Proceedings.  There is no action, lawsuit, arbitration, claim or proceeding pending or, to the best of Seller’s knowledge, threatened, against Seller that could reasonably be expected to impede the consummation of the transaction contemplated hereby or that will materially and adversely affect the Interests.

(k)                                 No Dividends.  Seller has not received any payments or other distribution, including, without limitation, dividends, with respect to the Transferred Interest on or since the date hereof [trade date].

3.                                      REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date (except to the extent a representation and warranty relates to a specific date, in which case such representation and warranty is made only as of such date) that:

(a)                                 Organization.  Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)                                 Authority and Enforceability.  Buyer has all necessary power and authority to execute, deliver, and perform its obligations under this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby.  This Agreement and the Transaction Documents have been duly executed and delivered by Buyer and, assuming due execution and delivery by Seller, constitute legally valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles.

(c)                                  No Violation.  The execution and delivery of this Agreement and the Transaction Documents by Buyer, and the performance by Buyer of its obligations hereunder and thereunder, will not (i) result in a breach or violation of any provision of Buyer’s organizational documents, (ii) violate or breach any statute, law, writ, order, rule or regulation of any Governmental Authority applicable to Buyer, (iii) breach or result in default of any judgment, injunction, decree or determination of any Governmental Authority applicable to Buyer or (iv) breach or violate any material agreement to which Buyer is a party or by which Buyer or any of its properties may be bound.

(d)                                 Consents and Approvals.  Except as set forth in the Operating Agreement, neither the execution and delivery by Buyer of this MOU, nor the performance by Buyer of its obligations under this MOU requires the consent, approval, order or authorization of, or registration with, or giving notice to, any Governmental Authority or any other person or entity, except such as have been (or, with respect to the consent of any Gaming Authorities (as defined in the Operating Agreement), shall be, prior to the Closing Date) obtained, made or given or are otherwise set forth in this MOU, and except as required pursuant to Sections 13(d), 13(f), 13(g) and 16(a) of the Securities Exchange Act of 1934 and any rules promulgated thereunder.

(e)                                  Non-reliance.  Buyer (i) is a sophisticated investor and has such knowledge and experience in financial and business matters as to be capable of evaluating independently the merits, risks and suitability of entering into this MOU and the transactions contemplated hereby, (ii) has conducted its own analysis and due diligence and independently obtained such information as it deems necessary in order to make an informed investment decision with respect to the Transferred Interest, (iii) is able to bear the risks attendant to the transactions contemplated hereby, and (iv) is dealing with Seller on a professional arm’s-length basis and neither Seller nor any of its affiliates is acting as a fiduciary or advisor to Buyer with respect to this MOU and any of the transactions contemplated hereby.

(f)                                   Accredited Investor; Acquisition for Own Account.  Buyer is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act.  Buyer is acquiring the Transferred Interest from Seller for Buyer’s own account as principal and not with a view to distribution thereof in violation of the Securities Act or any other securities laws.

(g)                                  Restrictions on Transfer; No Public Market.  Buyer understands and acknowledges that (i) there are restrictions on the Buyer’s ability to resell the Transferred Interest under the applicable securities laws and under the Operating Agreement, (ii) the Transferred Interest is being offered and sold to it in reliance on one or more specific exemptions from the registration requirements of United States federal and state securities laws, and that the Seller is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties and understandings of the Buyer set forth in this MOU and the Transaction Documents in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Transferred Interest; (iii) the Transferred Interest has not been registered under the Securities Act or the securities laws of any state, and may not be sold except pursuant to an effective registration statement or pursuant to a duly available exemption from such registration requirements, (iv) there is no public market for the Transferred Interest, the Transferred Interest will not trade on an exchange or automatic quotation system, and no such market is expected to develop.

(h)                                 ERISA.  Either (i) no interest in the Transferred Interest is being acquired by or on behalf of one or more Benefit Plans or (ii) the transaction contemplated by this MOU is exempt from the requirements of ERISA.

(i)                                     No Broker.  There is no investment banker, broker, finder, or other intermediary retained by or authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its affiliates upon consummation of the transactions contemplated hereby.

(j)                                    No Proceedings.  There is no action, lawsuit, arbitration, claim or proceeding pending or, to the best of Buyer’s knowledge, threatened, against Buyer that could reasonably be expected to materially and adversely affect any action taken or to be taken by Buyer under this MOU.

(k)                                 Gaming Authorities.  As of the Closing Date, the consent of all Gaming Authorities (as defined in the Operating Agreement) required for the transaction contemplated hereunder has either been obtained or waived.

4.                                      CONDITIONS OF CLOSING

(a)                                 Conditions to Seller’s Obligation to Transfer.  The obligation of Seller hereunder to transfer the Transferred Interest to Buyer on the Closing Date is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by Seller in whole or in part):

(i)                                     The representations and warranties of Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this MOU to be performed, satisfied or complied with by Buyer at or prior to the Closing Date.

(ii)                                  Buyer shall have executed (x) a Transfer and Joinder Agreement in the form required by the Company, (y) the Transfer Questionnaire in the form required by the Company and (z) any other documents reasonably requested by the Company or its counsel or transfer agent, as the case may be, to effect the transfer of the Transferred Interest from Seller to Buyer.

(iii)                               Receipt by Seller and Buyer of written confirmation from the Company that (x) the Transfer of the Transferred Interest contemplated by this MOU complies with the provisions of the Operating Agreement (including Article IV thereof), (y) the Board or an officer of the Company designated by the Board has consented to the transfer of the Transferred Interest to Buyer (or that such consent has been waived or is otherwise not necessary to effectuate the transfer) and (z) Buyer has been admitted to the Company as a Substituted Member.

(b)                                 Conditions to Buyer’s Obligation to Pay Purchase Price.  The obligation of Buyer hereunder to pay the Purchase Price to Seller on the Closing Date is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by Buyer in whole or in part):

(i)                                     In relevant jurisdictions, including the State of Missouri, where the purchases contemplated herein constitute a change of control, Buyer has obtained appropriate regulatory approval.

(ii)                                  The representations and warranties of Seller shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Seller shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this MOU to be performed, satisfied or complied with by Seller at or prior to the Closing Date.

(iii)                               Seller shall have executed (x) a Transfer and Joinder Agreement in the form required by the Company and (y) any other documents reasonably requested by the Company or its counsel or transfer agent, as the case may be, to effect the transfer of the Transferred Interest from Seller to Buyer.

(iv)                              Receipt by Seller and Buyer of written confirmation from the Company that (x) the Transfer of the Transferred Interest contemplated by this MOU complies with the provisions of the Operating Agreement (including Article IV thereof), (y) the Board or an officer of the Company designated by the Board has consented to the transfer of the Transferred Interest to Buyer (or that such consent has been waived or is otherwise not necessary to effectuate the transfer) and (z) Buyer has been admitted to the Company as a Substituted Member.

5.                                      TERMINATION

Notwithstanding anything contained in this MOU to the contrary, this MOU may be terminated at any time prior to the Closing Date by the mutual written consent of both Seller and Buyer.

6.                                      MISCELLANEOUS

(a)                                 Notices.  All notices, requests, demands and other communications to any party or given under this MOU will be in writing and delivered personally, by email, overnight delivery or courier, by registered mail or by telecopier (with confirmation received) to the parties at the address or telecopy number specified for such parties on Schedule I hereto (or such other address or telecopy number as may be specified by a party in writing given at least five business days prior thereto).  All notices, requests, demands and other communications will be deemed delivered when actually received.

(b)                                 Further Assurances; Best Efforts.  Each party agrees to (i) execute and deliver, or cause to be executed and delivered, all such other and further agreements, documents and instruments and (ii) take or cause to be taken all such other and further actions as the other party may reasonably request to effectuate the intent and purposes, and carry out the terms, of this MOU and the Transaction Documents.  Buyer agrees to use its best efforts to promptly (x) obtain the consent of all Gaming Authorities (as defined in the Operating Agreement) and (y) satisfy all of the other conditions to closing set forth in Section 4 above.

(c)                                  Governing Law; Choice of Forum.  This MOU shall be governed by and construed in accordance with the internal laws of the State of Illinois (without regard to any conflicts of law provision that would require the application of the laws of any other jurisdiction).  Each of Seller and Buyer irrevocably and unconditionally submits to and accepts the exclusive jurisdiction of the United States District Court for the Northern District of Illinois or (if such court is not available) the courts of the State of Illinois, for any action, suit, or proceeding arising out of or based upon this MOU or any matter relating to this MOU, and waives any objection that it may have to the laying of venue in any such court or that such court is an inconvenient forum or does not have personal jurisdiction over it.

(d)                                 Section Headings.  The headings of the sections and subsections of this MOU are inserted for convenience only and shall not be deemed to constitute a part thereof.

(e)                                  Expenses.  Except as otherwise stated, each party will be responsible for its own costs and expenses in connection with the transactions contemplated by this MOU.

(f)                                   Successors and Assigns.  This MOU shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.  In no event will either party assign or transfer any of its rights or obligations hereunder without the express prior written consent of the other party.  Any assignment or attempted assignment in contravention of this Section will be void ab initio and will not relieve the assigning party of any obligation hereunder.  Nothing in this MOU, express or implied, is intended or shall be construed to give any person other than the parties to this MOU and their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(g)                                  Entire Agreement; Amendment and Waiver.  This MOU and the Transfer and Joinder Agreement constitute the entire understanding of the parties hereto and supersedes all prior negotiations, agreements, and understandings, whether oral or written, among such parties.  If there is any inconsistency or conflict between this MOU and the Transfer and Joinder Agreement, the terms of this MOU shall govern and control.  This MOU may be amended, and the observance of any term of this MOU may be waived, with (and only with) the written consent of Seller and Buyer.

(h)                                 No Third-Party Rights.  This MOU is not intended, and will not be construed, to create any rights in any parties other than Seller and Buyer and no person may assert any rights as third-party beneficiary hereunder.

(i)                                     Counterparts.  This MOU may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

(j)                                    Confidentiality.  No party will, without the prior written consent of the other party hereto (such consent not to be unreasonably withheld or delayed), directly or indirectly, make any disclosure with respect to this MOU except as may be required by applicable law or any order, rule or regulation of any governmental authority, or its accountants, attorneys, administrators, brokers, representatives and/or other service providers as may be necessary in the ordinary course of its business.  Each of the Buyer and Seller shall maintain the confidentiality of the terms of the transaction described herein unless otherwise required by law or Governmental Authority, except that the parties may disclose the terms of the transaction to their respective affiliates, attorneys, accountants and other professionals or in connection with the enforcement of the parties’ respective rights and obligations hereunder.

(k)                                 Survival.  All representations, warranties, covenants and agreements contained in or made pursuant to this MOU shall survive the consummation of the transactions contemplated hereunder.

(l)                                     Severability of Provisions.  The invalidity or unenforceability of any particular provision of this MOU, or any agreement or certificate entered into in connection with the transactions contemplated hereby, shall not affect the other provisions hereof or thereof, which shall continue in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this MOU so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(m)                             Waiver of Jury Trial.  EACH PARTY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LAWSUIT, ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR TO BE DELIVERED IN CONNECTION WITH THIS AGREEMENT AND AGREES THAT ANY LAWSUIT, ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(n)                                 Interpretation.  For purposes of this MOU, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (ii) the word “or” is not exclusive and (iii) the words “herein”, “hereof’, “hereby”, “hereto” and “hereunder” refer to this MOU as a whole.  Unless the context otherwise requires, references herein: (i) to Sections, Schedules mean the Sections of, and the Schedules attached to, this MOU; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this MOU; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.  The Schedules and Exhibit referred to herein shall be construed with and as an integral part of this MOU to the same extent as if they were set forth verbatim herein.  Titles to Sections and Sub-Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this MOU.  This MOU shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

(o)                                 Counsel.  Each party acknowledges that it has had an opportunity to consult with and, if so desired, has consulted with, legal counsel of its choosing with respect to this Agreement and the transactions contemplated hereby.

(signatures on following page)

IN WITNESS WHEREOF, this Memorandum of Understanding is executed as of the date set forth above.

SELLER:

***

By:	***,
its Investment Manager

By:	/s/ ***
	Name:	***
	Title:	***

BUYER:

Z CAPITAL PARTNERS, L.L.C.

By:	/s/ James J. Zenni
	Name:	James J. Zenni
	Title:	President of Z Capital Partners, L.L.C.

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.